Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA
+1.408.280.7900 www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 280-7900	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Quarter 2026 Financial Results

Santa Clara, CA, August 6, 2026 – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its second quarter ended June 30, 2026.

Financial Highlights of Second Quarter 2026

●	Quarterly total revenues of $61.5 million, up 19% over last year’s comparable quarter
●	GAAP gross margin of 69% and non-GAAP gross margin of 73%
●	GAAP operating margin of 8% and non-GAAP operating margin of 22%
●	GAAP diluted earnings per share (EPS) of $0.10 and non-GAAP diluted EPS of $0.27
●	Ending backlog of $270.7 million

Total revenues for the second quarter of 2026 were $61.5 million, compared to $60.1 million for the first quarter of  2026 and $51.7 million for the second quarter of 2025.

GAAP gross margin for the second quarter of 2026 was 69%, compared to 72% for the first quarter of 2026 and 71% for the second quarter of 2025. Non-GAAP gross margin for the second quarter of 2026 was 73%, compared to 76% for the first quarter of 2026 and 76% for the second quarter of 2025.

GAAP operating margin for the second quarter of 2026 was 8%, compared to 10% for the first quarter of 2026 and 2% for the second quarter of 2025. Non-GAAP operating margin for the second quarter of 2026 was 22%, compared to 25% for the first quarter of 2026 and 19% for the second quarter of 2025.

GAAP net income for the second quarter of 2026 was $4.3 million, or $0.10 per diluted share, compared to net income of $4.8 million, or $0.12 per diluted share, for the first quarter of 2026, and net income of $1.1 million, or $0.03 per diluted share, for the second quarter of 2025. Non-GAAP net income for the second quarter of 2026 was $11.4 million, or $0.27 per diluted share, compared to non-GAAP net income of $12.6 million, or $0.31 per diluted share, for the first quarter of 2026, and non-GAAP net income of $7.3 million, or $0.19 per diluted share, for the second quarter of 2025.

Ending backlog for the second quarter of 2026 was $270.7 million, compared to $246.4 for the first quarter of 2026 and $232.6 for the second quarter of 2025.

Financial Outlook

“In the second quarter of 2026, PDF Solutions continued on its growth trajectory, enabled by a broad product and services portfolio developed and curated to address the evolving needs of the semiconductor manufacturing industry,” said John Kibarian, CEO and President of the Company. He continued, “In the quarter, we had major customer wins for our secureWISE system, for our DirectScan system, and for our Exensio product and services. We significantly increased backlog in the quarter, which we expect to add to revenue for a number of years. Taking into account these positive factors, we reaffirm our 20% annual revenue growth target for 2026.”

PDF Solutions® Reports Second Quarter 2026 Financial Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register-conf.media-server.com/register/BIed4111b6aacf4d2e83be3b8b0e0f63aa. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases on and following the date of this release.

Second Quarter 2026 Financial Commentary Available Online

A Management Report reviewing the Company’s second quarter 2026 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and the effects of certain non-recurring items, such as expenses for certain legal proceedings, acquisition-related and integration costs, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. Non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and acquisition-related and integration costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s unaudited condensed consolidated financial statements presented below.

PDF Solutions® Reports Second Quarter 2026 Financial Results

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystems to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com/.

Characterization Vehicle, Cimetrix, CV, DirectScan, eProbe, PDF Solutions, Sapience, secureWISE, and logos therefor are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

Forward-Looking Statements

This press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2026 and backlog contributions to future revenue, progress towards long-term model target margins, portfolio strength and momentum and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Other than statements of historical fact, all statements contained in this press release and the planned conference call are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, energy prices, the evolving trade regulatory environment and geopolitical tensions, armed conflicts, government shutdowns, and other trends impacting the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; changes in laws and regulations, including recent tax and data privacy laws and regulations, or the interpretation or enforcement thereof; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed and its ability to use support and updates for certain open-source software; and other risks and uncertainties discussed in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to such reports. All forward-looking statements made in this press release and the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

PDF Solutions® Reports Second Quarter 2026 Financial Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$114,883	$42,220
Accounts receivable, net	90,579	82,938
Prepaid expenses and other current assets	47,147	38,735
Total current assets	252,609	163,893
Property and equipment, net	94,520	81,609
Operating lease right-of-use assets, net	4,166	4,778
Goodwill	94,986	95,005
Intangible assets, net	48,056	52,194
Deferred tax assets, net	125	69
Other non-current assets	24,717	21,149
Total assets	$519,179	$418,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,387	$17,076
Accrued compensation and related benefits	26,866	22,437
Accrued and other current liabilities	8,822	8,719
Operating lease liabilities ‒ current portion	2,089	1,982
Deferred revenues ‒ current portion	20,254	19,441
Current portion of long-term debt, net	2,862	2,236
Total current liabilities	73,280	71,891
Long-term income taxes	4,580	4,273
Operating lease liabilities – non-current portion	2,949	3,838
Long-term debt, net	63,655	64,763
Other non-current liabilities	2,220	2,910
Total liabilities	146,684	147,675

Stockholders’ equity:
Common stock and additional paid-in capital	630,341	533,509
Treasury stock, at cost	(169,904)	(165,808)
Accumulated deficit	(85,566)	(94,628)
Accumulated other comprehensive loss	(2,376)	(2,051)
Total stockholders’ equity	372,495	271,022
Total liabilities and stockholders’ equity	$519,179	$418,697

PDF Solutions® Reports Second Quarter 2026 Financial Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Revenues (1):
Platform	$49,130	$50,936	$43,200	$100,066	$80,521
Volume-based	12,399	9,194	8,528	21,593	18,985
Total revenues	61,529	60,130	51,728	121,659	99,506

Costs and Expenses:
Costs of revenues	19,107	16,938	14,886	36,045	27,841
Research and development	17,316	18,328	14,913	35,644	29,541
Selling, general, and administrative	18,984	17,492	19,744	36,476	43,116
Amortization of acquired intangible assets	1,058	1,059	1,068	2,117	1,446
Income (loss) from operations	5,064	6,313	1,117	11,377	(2,438)
Interest expense	(1,106)	(1,089)	(1,242)	(2,195)	(1,553)
Interest income and other, net	666	592	196	1,258	1,066
Income (loss) before income tax benefit (expense)	4,624	5,816	71	10,440	(2,925)
Income tax benefit (expense)	(353)	(1,025)	1,075	(1,378)	1,039
Net income (loss)	$4,271	$4,791	$1,146	$9,062	$(1,886)

Net income (loss) per share:
Basic	$0.10	$0.12	$0.03	$0.22	$(0.05)
Diluted	$0.10	$0.12	$0.03	$0.22	$(0.05)

Weighted average common shares used to calculate net income (loss) per share:
Basic	40,932	39,857	39,148	40,397	39,118
Diluted	41,776	40,377	39,260	41,079	39,118

(1)

In the fourth quarter of 2025, the Company updated its presentation of revenue categories. The Company now presents revenue in the following categories: Platform and Volume-based. Platform revenue is derived from the following primary offerings: licenses for software (other than Cimetrix runtime licenses) and related software maintenance and technical support services; SaaS; engineering services; fixed fees associated with CV systems; and licenses and purchase contracts for DirectScan systems. Volume-based revenue is derived from Cimetrix runtime licenses, secureWISE data, and Gainshare. Prior periods Condensed Consolidated Statements of Operations have been reclassified to conform to the new revenue presentation. The change in presentation of revenue does not change the Company’s total revenues or costs of revenues.

PDF Solutions® Reports Second Quarter 2026 Financial Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT AND MARGIN TO NON-GAAP GROSS PROFIT AND MARGIN (UNAUDITED)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

GAAP
Total revenues	$61,529	$60,130	$51,728	$121,659	$99,506
Costs of revenues	19,107	16,938	14,886	36,045	27,841
GAAP gross profit	$42,422	$43,192	$36,842	$85,614	$71,665
GAAP gross margin	69%	72%	71%	70%	72%

Non-GAAP
GAAP gross profit	$42,422	$43,192	$36,842	$85,614	$71,665
Adjustments to reconcile GAAP to non-GAAP gross profit:
Stock-based compensation expense	1,258	1,279	1,257	2,537	2,599
Amortization of acquired technology under costs of revenues	998	998	998	1,996	1,676
Non-GAAP gross profit	$44,678	$45,469	$39,097	$90,147	$75,940
Non-GAAP gross margin	73%	76%	76%	74%	76%

RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGIN (UNAUDITED)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

GAAP income (loss) from operations	$5,064	$6,313	$1,117	$11,377	$(2,438)
GAAP operating margin	8%	10%	2%	9%	(2)%
Adjustments to reconcile GAAP to non-GAAP income (loss) from operations:
Stock-based compensation expense	5,998	6,396	6,199	12,394	12,795
Amortization of acquired intangible assets	2,056	2,057	2,066	4,113	3,122
Expenses for certain legal proceedings (1)	501	210	112	711	227
Acquisition-related and integration costs	30	8	159	38	4,504
Non-GAAP income from operations	$13,649	$14,984	$9,653	$28,633	$18,210
Non-GAAP operating margin	22%	25%	19%	24%	18%

(1)	Represents legal costs and expenses related to a certain arbitration proceeding, which are expected to continue until this matter is fully resolved.

PDF Solutions® Reports Second Quarter 2026 Financial Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

GAAP net income (loss)	$4,271	$4,791	$1,146	$9,062	$(1,886)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	5,998	6,396	6,199	12,394	12,795
Amortization of acquired intangible assets	2,056	2,057	2,066	4,113	3,122
Expenses for certain legal proceedings (1)	501	210	112	711	227
Acquisition-related and integration costs	30	8	159	38	4,504
Recovery from previously written-off property and equipment	—	—	(663)	—	(663)
Amortization of debt issuance costs	60	65	71	125	76
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(1,544)	(878)	(1,789)	(2,422)	(2,759)
Non-GAAP net income	$11,372	$12,649	$7,301	$24,021	$15,416

GAAP net income (loss) per diluted share	$0.10	$0.12	$0.03	$0.22	$(0.05)
Non-GAAP net income per diluted share	$0.27	$0.31	$0.19	$0.58	$0.39

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	41,776	40,377	39,260	41,079	39,118
Weighted average common shares used in non-GAAP net income per diluted share calculation	41,776	40,377	39,260	41,079	39,273

(1)	Represents legal costs and expenses related to a certain arbitration proceeding, which are expected to continue until this matter is fully resolved.

(2)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.